DATED
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                            NORMAN FEINSTEIN & OTHERS


                                       and


                              IFT HOLDINGS LIMITED


                                       and


                            INTER LOTTO (UK) LIMITED





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                             SHAREHOLDERS AGREEMENT
                                  in respect of
                            INTER LOTTO (UK) LIMITED

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                                Nabarro Nathanson
                               50 Stratton Street
                                 London W1X 6NX

                               Tel: 0171 493 9933

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                                    CONTENTS


Clause        Subject matter                                                                               Page
------        --------------                                                                               ----
1.            DEFINITIONS.....................................................................................2

2.            PURCHASE OF SHARES BY IFT.......................................................................6

3.            APPOINTMENT OF DIRECTORS........................................................................7

4.            SHARE TRANSFERS.................................................................................9

5.            APPLICATION OF PROFITS/DIVIDEND DISTRIBUTION....................................................9

6.            WARRANTIES.....................................................................................10

7.            BOARD MEETINGS AND INFORMATION.................................................................13

8.            OPERATION OF THE COMPANY.......................................................................13

9.            OPTION.........................................................................................14

10.           COUNTERPARTS...................................................................................16

11.           GENERAL........................................................................................16

12.           TERMS OF THIS AGREEMENT TO PREVAIL.............................................................17

13.           SEVERANCE......................................................................................17

14.           EXERCISE OF POWERS.............................................................................17

15.           UNLAWFUL FETTER ON THE POWERS OF THE COMPANY...................................................18

16.           NO PARTNERSHIP.................................................................................18

17.           NOTICES........................................................................................19

18.           COMPLIANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT..........................................19

19.           FURTHER ASSURANCE..............................................................................20

20.           DURATION.......................................................................................20

21.           APPLICABLE LAW.................................................................................20

SCHEDULE 1                         Current Shareholdings.....................................................21
                                   Current Directors.........................................................21


SCHEDULE 3                         Part 1 - Matters Requiring Shareholders Consent...........................31
                                   Part 2 - Matters Requiring Board Approval.................................33

SCHEDULE 4                         The Property..............................................................35

SCHEDULE 5                         Intellectual Property.....................................................36


                             SHAREHOLDERS AGREEMENT


DATE:                                                                       1999


PARTIES:

(1) NORMAN A. FEINSTEIN of 11 Aspen Drive, N. Caldwell Road, New Jersey 07013, USA ("NF");

(2)  THE RIGHT HON. THE LORD MANCROFT of 19 Tremadoc Road, London, SW4 7NF
     ("BM");

(3) GARY S. REDISH of 110 Rolling Hills Road, Clifton, New Jersey 07013, USA ("GR");

(4) SIR DAVID TRIPPIER of Dowry Head, Helmshore, Rossendale, Lancashire, BB4 5AE ("DT");

(5)  VISCOUNT STRATHALLAN of The Tower House, 46 Tite Street, London SW3 ("ES");

(6)  ROY FISHER of 503 Drake House, Dolphin Square, London SW1V 3NW ("RF");

(7)  DOUGLAS SMITH of The Buckstone House, Staunton, Coleford GL16 8PD ("DS");

(8) HGI HOUSE & GENERAL INVESTMENT FOUNDATION, a Liechtenstein Foundation of Post Office Box 154, 9490 Vaduz, Liechenstein ("HGI");

(9)  IRWIN GROSS of 722 Pine Street, Philadelphia, Pennsylvania, USA, 19106;

(10) JAMES FOX of 70 Bickford Lane, New Canaan, Connecticut, USA 06840;

(11) CHARLES CONDY of 90 Century Drive, Mill Valley, California, USA 94941;

(12) IFT HOLDINGS LIMITED (Company Number 3721699) whose registered office is at Brook House, 77 Fountain Street, Manchester M2 2EE ("IFT"); and

(13) INTER LOTTO (UK) LIMITED (Company Number 3036866) whose registered office is at 50 Stratton Street, London W1X 6NX ("the Company").


RECITALS:

(A) The Company was incorporated on 23rd March 1995 and has at the date hereof an authorised capital of (pound)1,000 divided into 100,000 Shares of 1p each.

(B) HGI, BM, GR, DT, ES, RF and DS are, together with Crown Leisure Sales Limited, the registered holders and beneficial owners of all of the issued shares in the Company as set out in the First Schedule.

(C) IFT wishes to become a holder of Shares on the terms and subject to the provisions of this Agreement by purchasing from Crown Leisure Sales Limited its entire holding of ordinary and deferred shares in the Company.

(D) The parties have agreed to enter into this Agreement to regulate their rights in relation to the Company.


IT IS AGREED as follows:

1.   DEFINITIONS

1.1  In this Agreement (including the Recitals and Schedules):

     "A Directors"

          means the directors of the Company from time to time appointed by the A Shareholders and includes their alternates duly appointed in accordance with the Articles;

     "A Shares"

          means the A Ordinary Shares of 1p each in the capital of the Company from time to time;

     "A Shareholders"

          means HGI, BM, GR, DT, ES, RF and DS and any other holder for the time being of the A Shares;

     "the Accounts"

          means the audited balance sheet of the Company made up as at the Balance Sheet Date and the audited profit and loss account of the Company for the period of twelve months ended on the Balance Sheet Date true copies of which are annexed hereto marked `A' and initialled by or on behalf of the parties for the purposes of identification;

     "agreed form"

          means in relation to any document such document in the form agreed between the parties and initialled by or on behalf of the parties for the purpose of identification;

     "Articles"

          means the new Articles of Association of the Company in the agreed form to be adopted pursuant to the resolutions set out in the Notice of Meeting and as amended from time to time and any reference to an "Article" shall be a reference to that article of the said Articles;

     "Associate"

          means in relation to any person, a person (wherever situated) connected with that person (and for this purpose the question whether a person is so connected shall be determined in accordance with
          Section 286 of the Taxation of Chargeable Gains Tax Act 1992);

     "B Directors"

          means the directors of the Company from time to time appointed by the B Shareholder(s) and includes their alternates duly appointed in accordance with the Articles;

     "B Shares"

          means the B Ordinary Shares of 1p each in the capital of the Company from time to time;

     "B Shareholders"

          means IFT and any other holder for the time being of the B Shares;

     "Balance Sheet Date"

          means 31st August 1998;

     "Board"

          means the Directors for the time being of the Company present at a duly convened quorate meeting or otherwise taking decisions and passing resolutions in conformity with the provisions of this Agreement and the Articles;

     "Board Minutes"

          means the minutes of a meeting of the Board in the agreed form;

     "Business"

          means the business of managing lotteries and such other business as the Board (with the prior consent of IFT) may agree from time to time should be carried on by the Company;

     "Business Day"

          means any day which is not a Saturday, Sunday or a bank or public holiday in England and Wales;

     "Business Plan Documents"

          means the documentation annexed hereto marked 'B' and initialled by or on behalf of the parties for the purpose of identification;

     "C Shares"

          means the C Ordinary Shares of 1p each in the capital of the Company from time to time;

     "C Shareholders"

          means MMK Europe Limited or MMK UK Limited and any other holder for the time being of the C Shares;

     "Deferred Shares"

          means Deferred Shares of 1p each in the capital of the Company from time to time;

     "Deferred Shareholders"

          means IFT and any other holder for the time being of the Deferred Shares;

     "Director"

          means any director for the time being of the Company including where applicable any alternate director;

     "Disclosure Letter"

          means the letter of disclosure of even date herewith from the Warrantors to IFT;

     "holding company"

          shall have the meaning ascribed to such expression by Section 736 of the Companies Act 1985;

     "IFT Agreement"

          means the agreement to be made between the Company and IFT Management Limited in the agreed form;

     "the Loan Agreement"

          means the Loan Agreement between Crown Leisure Sales Limited and the Company of even date herewith;

     "the Management Accounts"

          means the draft unaudited balance sheet of the Company made up as at 31st January 1999 and the draft unaudited profit and loss account of the Company for the period from 1st September 1997 to 31st January 1999 true copies of which are annexed hereto marked "C" and initialled by or on behalf of the parties for the purposes of identification;

     "Notice of Meeting"

          means the notice of extraordinary general meeting of the Company in the agreed form;

     "the Property"

          means the property described in the Fourth Schedule;

     "Shareholder"

          means the A Shareholders or the B Shareholders or the C Shareholders or the Deferred Shareholders from time to time and the expression "Shareholders" shall be construed accordingly;

     "Shares"

          means the A Shares, the B Shares, the C Shares and the Deferred
          Shares;

     "subsidiary"

          shall have the meaning ascribed to such expression in Section 736 of the Companies Act 1985;

     "Subsidiary"

          means a subsidiary of the Company;

     "Taxation"

          includes (without limitation) corporation tax, income tax, capital gains tax, development land tax, value added tax, customs and other import duties, inheritance tax, foreign taxation and any payment whatsoever which the Company may be or become bound to make to any person as a result of the operation of any enactment relating to taxation and all penalties charges and interest relating to any claim for taxation or resulting from a failure to comply with the provisions of any enactment relating to taxation;

     "Taxes Act"

          means the Income and Corporation Taxes Act 1988;

     "Warranties"

          means the warranties contained in Clause 6 or the Second Schedule; and

     "Warrantors"

          means NF, BM, RF and DS.

1.2 The Schedules following the operative part of this Agreement shall be deemed to be incorporated in this Agreement.

1.3     In this Agreement:

1.3.1 the Index and Clause headings are inserted for convenience only and shall not affect the construction of this Agreement;

1.3.2   words denoting the singular shall include the plural and vice versa;

1.3.3   words denoting one gender shall include each gender and all genders;

1.3.4 references to persons shall be deemed to include references to natural persons, to firms, to partnerships, to bodies corporate, to associations and to trusts (in each case whether or not having separate legal personality).

1.4 References in this Agreement to "Clauses" and "Schedules" are references to Clauses of this Agreement and Schedules to this Agreement; references to Paragraphs are, unless otherwise expressly provided, references to Paragraphs of the Schedule in which the references appear and references to the "parties" or "party" are references to the parties or a party to this Agreement.

1.5 Words and phrases defined for the purposes of or in connection with any statutory provision shall, where the context so requires, be construed as having the same respective meanings in this Agreement.

1.6 References in this Agreement to statutory provisions shall, where the context so admits, and unless expressly provided otherwise, be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted at the date hereof and shall, where the context so admits or requires, be construed as references to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended consolidated extended or replaced thereby or re-enacted and shall include where appropriate any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

2.      PURCHASE OF SHARES BY IFT

        Upon the execution of this Agreement:

2.1 IFT shall purchase from Crown Leisure Sales Limited 3,793 Ordinary Shares of 1p each in the Company which shall be re-designated as B Shares pursuant to the special resolutions referred to in Clause 2.2 and 6,207 Deferred Shares.

2.2 The Shareholders shall procure that an extraordinary general meeting of the Company shall be held on short notice at which the special resolutions set out in the Notice of Meeting shall be passed.

2.3     The Shareholders shall procure that:

2.3.1 a board meeting of the Directors shall be held at which the business referred to in the Board Minutes shall be transacted and the documents and forms referred to therein shall be executed and signed; and

2.3.2 the register of members of the Company shall be written up to reflect the transfers referred to in Clause 2.1 and share certificates in respect of the B Shares and Deferred Shares referred to in Clause 2.1 shall be issued in favour of and delivered to the B Shareholder.

2.4     The Company and IFT Management Limited shall enter into the IFT
        Agreement.

3.      APPOINTMENT OF DIRECTORS

3.1 The appointment, dismissal and conduct of Directors shall be regulated in accordance with this Agreement and the Articles.

3.2 The number of Directors holding office at any time shall be seven unless otherwise expressly agreed in writing by each of the Shareholders.

3.3 The A Shareholders shall be entitled to appoint three Directors and the B Shareholders shall be entitled to appoint three Directors. NF, RF and BM shall be the first A Directors and Irwin Gross, James Fox and Charles Condy shall be the first B Directors. The A and B Shareholders respectively shall at any time be entitled to require the removal or substitution of any such Director so appointed by them pursuant to the powers conferred on the relevant Shareholders by the Articles. Any Director so appointed by the A Shareholders shall be designated as an A Director and any Director so appointed by the B Shareholders shall be designated as a B Director.

3.4 In addition, an independent Director shall be appointed by the A Directors and the B Directors acting by a simple majority (which majority must include all the B Directors). Peter Lynch shall be the first such independent director.

3.5.1 In the case of an equality of votes at any meeting of the Board or the Company, the Chairman of the meeting shall not be entitled to a second vote.

3.5.2.1 Notwithstanding any provision to the contrary contained in this Agreement or the Articles of Association of the Company from time to time or the Articles or the IFT Agreement, if the Warrantors commit an event of default, IFT (at any time thereafter) may serve a notice in writing upon the Company specifying that with effect from the date of such notice the B Directors shall have such number of votes in relation to resolutions of the Board which exceed by one the number of votes in aggregate of the other directors (including (if applicable) the vote of any independent director or Chairman) whereupon this Agreement shall be read and construed accordingly and the parties hereto shall forthwith cause the Articles of Association of the Company to be amended accordingly.

3.5.2.2 For the purposes of Clause 3.5.2.1 an event of default is committed by the Warrantors if there shall be any material breach of any material warranty included in the Warranties contained in the Second Schedule arising in consequence of fraud or knowing non-disclosure by the Warrantors or any of them and, in the case of a breach capable of remedy, such breach is not remedied within 90 days of the Warrantors being given written notice from IFT requiring them to do so and referring to the consequences arising under Clause 3.5.2.1 of any failure to do so.

3.6.1. On the execution of this Agreement BM, RF and DS shall each enter into service agreements with the Company in the agreed form. Each of BM, RF and DS hereby agrees and acknowledges that if he commits an event of default then such event of default shall be deemed to be a breach by him of his said service agreement entitling the Company to terminate that service agreement summarily without liability to pay compensation or damages to him and upon any such termination he shall forthwith resign as a director of the Company and its subsidiaries.

3.6.2 For the purposes of Clause 3.6.1 an event of default is committed by BM, RF or DS if there shall be any material breach by him in his capacity as a Warrantor of any of any material warranty included in the Warranties arising in consequence of his fraud or knowing non-disclosure and, in the case of a breach capable of remedy, such breach is not remedied within 90 days of him being given written notice from IFT requiring him to do so and referring to the consequences arising under Clause 3.6.1 of any failure to do so.

3.6.3 Save pursuant to the agreements referred to in Clause 3.6.1 and as hereinafter provided, no Director nor any of NF, BM, GR, DT, ES, RF or DS shall receive any remuneration, emoluments or benefits or directors fees from the Company PROVIDED that non-executive directors shall be paid directors fees of an amount agreed by the Board.

3.6.4 The Directors (insofar as the same is not provided for in any contract with the Company) shall be reimbursed for all reasonable expenses properly incurred by them in connection with the business of the Company subject to production of vouchers or other evidence of payment in support and subject to agreement by the Board.

3.7 Each Director shall be entitled in accordance with the Articles to appoint an alternate Director of his choice to represent his principal in all respects.

3.8 Without prejudice to their rights hereunder it is agreed that the A Shareholders proposing to appoint or remove an A Director under this Clause and the Articles will consult with the B Shareholders before giving notice under the Articles to do so and vice versa.

3.9 The A Shareholders and the B Shareholders undertake to each other that at any one time there will be at least one Director appointed by them or it pursuant to Clause 3.3 able and willing to act as such Director and further undertake that they will procure that such Director (or his alternate) shall not wilfully absent himself from any Board Meeting so as to prevent the transaction of business thereat.

3.10 If all of the A Shareholders cease to be the registered holders of any A Shares for whatever reason or all the B Shareholders cease to be the registered holders of any B Shares for whatever reason, then upon them or it so ceasing to be the holder(s) of such Shares, they or it shall procure that the Director(s) nominated by them or it will resign immediately without payment for compensation for loss of office or otherwise.

3.11 IFT shall be entitled to bring any advisor and/or observer to any meeting of the Directors of the Company (or any committee thereof) but for the avoidance of doubt no such advisor or observer shall be entitled to vote at any such meeting.

4.      SHARE TRANSFERS

4.1 The transfer of Shares shall be regulated in accordance with the Articles and each Shareholder shall exercise all voting rights and powers available to it in relation to the Company so as to procure registration of any transfer of shares permitted by the Articles.

4.2     Save as expressly provided in the Articles, no Shareholder shall:

4.2.1 pledge, mortgage (whether by way of fixed or floating charge) or otherwise encumber its legal or beneficial interest in its Shares; or

4.2.2 sell, transfer or otherwise dispose of any of such Shares (or any legal or beneficial interest therein); or

4.2.3 enter into any agreement in respect of the votes or other rights attached to Shares; or

4.2.4 agree, whether or not subject to any condition precedent or subsequent, to do any of the foregoing.

4.3 In Clause 4.2 the expression "Shares" includes all Shares owned or to be acquired by any Shareholder after the date of this Agreement under or pursuant to this Agreement or by virtue of its shareholding in the Company.

4.4 If any of the Shareholders shall purport to deal with any of its Shares in contravention of the provisions of Clause 4.2 the Company shall not register any transfer made in breach of Clause 4.2 and the Shares comprised in any transfer so made shall carry no rights whatsoever unless and until, in each case, the breach is rectified.

4.5 It shall be a condition precedent to any transfer or transmission of any Shares by any party during the continuance in force of this Agreement that the proposed transferee of such Shares shall have first agreed in writing with the then parties to this Agreement (who shall be bound to enter into such agreement) that upon the transfer or transmission of the Shares concerned such transferee will observe and be bound by and have the benefit of all provisions hereof so far as they affect the transferor of such Shares as though the transferee were a party to this Agreement and that such transferee shall procure an agreement on the part of the transferee of any of the said Shares from him in similar terms.

5.      APPLICATION OF PROFITS/DIVIDEND DISTRIBUTION

        Subject as hereinafter provided after making appropriate provisions for Taxation, the Company's earnings available for distribution as determined by the audited accounts of the Company for any financial year or other accounting period shall be applied in making distributions to the Shareholders by way of dividend, subject to such reasonable and proper reserves being retained for working capital requirements or other liabilities of the Company as the Board may consider appropriate PROVIDED that no such distributions shall be made unless and until:

        (a) any payments due in respect of the Continuing Loan (as defined in the Loan Agreement) have been paid in full; and

        (b) any loans, loan stock or preference shares (or any payments due thereon) payable to the Shareholders or their Associates or other indebtedness of the Company to the Shareholders or their Associates (including without limitation any amount then outstanding in respect of the loan of (pound)200,000 made to the Company by IFT to enable the Company to repay part of its indebtedness to Crown Leisure Sales Limited) have been paid in full.

6.      WARRANTIES

6.1.1 The Warrantors hereby jointly and severally warrant to IFT in the terms of the Second Schedule.

6.1.2 Each of the Warrantors hereby agrees and acknowledges that IFT will in purchasing shares in the capital of the Company as referred to in Clause
        2.1 and further investing in the Company be doing so in reliance on the Warranties.

6.1.3 The Warranties shall continue in full force and effect notwithstanding completion of this Agreement.

6.1.4 It is hereby expressly agreed and declared that where any statement contained in any of the Warranties is qualified by the expression "so far as the Warrantors are aware" or "to the best of the Warrantors knowledge and belief" or any similar expression that statement shall in any case be deemed to include an additional statement that it has been made after due and careful enquiry.

6.2.1. If any fact or matter comes to the notice of any of the Warrantors which may give grounds for a claim under the Warranties the Warrantors shall:

        (1) as soon as reasonably practicable give written notice thereof to IFT;

        (2) not on behalf of the Company make any agreement or compromise with any person body or authority in relation thereto without prior consultation with or the prior agreement of IFT;

        (3) (so far as they are able) give to IFT and its professional advisers reasonable access to the premises and personnel of the Company and the Subsidiaries as the case may be and to any relevant chattels documents and records within the power permission or control of the Company and the Subsidiaries to enable IFT and its professional advisers to examine such chattels accounts documents and records and to take copies or photographs thereof at their own expense.

6.2.2 The Company shall at its own expense take all such action as IFT may reasonably request to pursue any such claim as aforesaid (including without prejudice to the generality of the foregoing the institution of legal proceedings) but so that (for the avoidance of doubt) IFT shall not be required to indemnify the Company as to any costs and expenses which it may incur by reason of such action.

6.3 Each of NF, BM, RF and DS hereby severally warrants to IFT and each of Irwin Gross, James Fox and Charles Condy severally warrants to the A Shareholders that:

        (a) he has never been a director shareholder partner or proprietor or otherwise connected with any company firm or partnership which has been the subject of an inspection by the Department of Trade and Industry or an investigation by the police, the Inland Revenue, the Department of Health and Social Security or the Customs and Excise or any professional body or any other similar authority or professional body in any country of the World;

        (b) he has never been convicted of a criminal offence (other than road traffic offences not involving personal injury or dishonesty);

        (c) he has not been a director or senior executive employee of any company in respect of which a receiver has been appointed or which has gone into liquidation whilst he was a director or employee of such Company or within the period of 12 months following his ceasing to be a director or employee of such company.

6.4.1 The following sub-clauses of this Clause 6.4 shall operate to limit the liability of the Warrantors for damages for breach of the Warranties contained in the Second Schedule (which for the avoidance of doubt exclude the warranties contained in Clause 6.3) but shall not apply further or otherwise and in particular, but without prejudice to the generality of the foregoing this Clause 6.4 shall not apply in relation to, or prejudice or in any way affect the provisions of Clauses 3.5.2, 3.6.1, 3.6.2 or 9 of this Agreement. Accordingly, in this clause, "Relevant Claim" means any claim for damages under the Warranties.

6.4.2   (a)     The liability of the Warrantors in respect of all and any
                Relevant Claims shall be limited so that NF shall not in any circumstances be liable for more than 70% of any Relevant Claim, BM shall not in any circumstances be liable for more than 11.5% of any Relevant Claim, RF shall not be liable for more than 11.5% of any Relevant Claim and DS shall not be liable for more than 7% of any Relevant Claim.

        (b) Except for Relevant Claims arising from fraud or knowing non-disclosure, IFT's sole recourse and the Warrantors' sole liability for Relevant Claims shall be against and from the Warrantors' interest in the Company, whether as shares in the Company or rights to distributions from the Company. HGI and NF hereby undertake to take all action necessary to procure that this Clause (b) can be enforced at all times and in all respects as if NF were the holder of all the Shares held by HGI and entitled to all the rights attached to those shares.

6.4.3. The Warrantors shall not be liable in respect of a Relevant Claim unless the aggregate liability of the Warrantors in respect of all Relevant Claims exceeds (pound)20,000 in which case the Warrantors shall be liable for the whole amount and not merely the excess over (pound)20,000.

6.4.4 The Warrantors shall have no liability in respect of any Relevant Claim unless IFT shall have given notice in writing to the Warrantors of such claim specifying (in reasonable detail) the matter which give rises rise to the claim, the nature of the claim and the amount claimed in respect thereof not later than:

        (A) in the case of a Relevant Claim relating to Taxation, seven years after the date of this Agreement; or

        (B) in any other case, the date 18 months after the date of this Agreement.

6.4.5   The Warrantors shall have no liability in respect of any Relevant Claim:

        (a) if and to the extent that such liability arises, occurs or increases as a result of any retrospective legislation not in force at the date hereof or as a result of any retrospective change in law or published practice of a tax authority hereafter;

        (b) if and to the extent that such liability arises, occurs or increases as a result of any change in the basis or method of calculation of or any increase in the rate or rates of Taxation in force at the date hereof or any change or new form of Taxation made after the date hereof, in each case having retrospective effect;

        (c) if and to the extent that liability arises, occurs or increases as a result of any voluntary act of the Company acting at the express direction of IFT Management Limited pursuant to the IFT Agreement or with the express prior written consent of IFT after the date hereof otherwise than in the ordinary course or proper course or business; or

        (d) if and to the extent that allowance, provision (excluding the deferred tax provision), reserve or note has been made in the Accounts in respect of such liability or to the extent that the existence or payment or discharge of such liability has been taken into account in the Accounts.

6.4.6 IFT shall not be entitled to claim that any facts or circumstances constitute or give rise to any liability in respect of any Relevant Claim if such fact or circumstance has been fairly disclosed in the Disclosure Letter.

6.4.7 IFT shall reimburse to the Warrantors an amount equal to any sum paid by the Warrantors in respect of any Relevant Claim which is recovered by IFT or the Company from any insurance company less the costs and expenses of recovery to the extent that payment has been made by the Warrantors or any of them to settle a claim pursuant to the Warranties in respect of the same matter which has resulted in such recovery and if the recovery is more than the amount paid by the Warrantors then IFT shall only be liable to account for the said amount less the costs and expenses of recovery.

6.4.8 The Warrantors shall have no liability in respect of any Relevant Claim relating to a breach capable of remedy unless such breach is not remedied within 90 days of the Warrantors being given written notice from IFT requiring them to do so and referring to the consequences arising under this Clause 6.4.8 of any failure to do so.

6.4.9 The Warrantors will (so far as they are able) procure that the Company will use all reasonable efforts to obtain the approval of the Gaming Board for Great Britain of the purchases and issues of Shares referred to in Clauses 2.1 and 9 and the changes in directors and all other constitutional changes relating to the Company provided for in this Agreement or the Articles and confirmation from the Gaming Board for Great Britain that it will regard the Company as a fit and proper person to manage a lottery following such transfer, issues and changes.

7.      BOARD MEETINGS AND INFORMATION

7.1 The Company hereby authorises IFT to consult fully with the bankers to the Company as to its affairs and to exchange information whether oral or written in such manner as IFT and the said bankers shall deem necessary.

7.2     The parties agree to procure that:

        (a) Board Meetings of the Company shall be held at not less than three monthly intervals and at such other times as IFT may reasonably require ("meeting" shall include video conferencing or teleconferencing);

        (b) the Company will enforce from time to time the terms of the Service Agreements and the IFT Agreement;

        (c) IFT shall have the right to attend at any time during normal business hours at the premises of the Company for the purposes of inspecting books and records and (at times mutually convenient to the parties) consultation with the directors and employees of the Company and otherwise as it may require;

        (d)     (Without prejudice to any rights of IFT or the B Directors):

                (i) IFT shall be entitled to receive at least five working days' prior written notice of any meeting of the directors of the Company giving full particulars of the subject matter to be considered (other than in an emergency when as much notice and as many particulars as are reasonably practicable shall be given); and

                (ii) the Company shall thereafter provide to IFT copies of all documents, papers and reports that are given to the directors of the Company or otherwise considered at any Board meeting of the Company and at the same time as such documents, papers and reports are given to the Directors.

8.      OPERATION OF THE COMPANY

8.1 Notwithstanding any other provision hereof or contained in the Articles of Association of the Company from time to time or the Articles or the IFT Agreement during the continuance of this Agreement the Company shall not without first obtaining the prior consent in writing of at least three A Shareholders together holding not less than 75% of the issued A Shares and the holder(s) of more than half of the issued B Shares allow or permit to occur any of the events referred to in Part 1 of the Third
        Schedule in relation to the Company or any Subsidiary.

8.2 Notwithstanding any other provision hereof or contained in the Articles of Association of the Company from time to time or the Articles or the IFT Agreement during the continuance of this Agreement the Company shall not without the prior approval of the Board allow or permit to occur any of the events referred to in Part 2 of the Third Schedule in relation to the Company or any Subsidiary.

8.3 Notwithstanding any provision to the contrary contained in the Articles of Association of the Company from time to time or the Articles or the IFT Agreement the parties hereby mutually agree and undertake and shall use their respective powers to procure that:

        (a) the business of the Company consists exclusively of the Business;

        (b) all cheques or other bankers payment instructions (or series of related cheques or other bankers payment instructions) drawn by the Company or any of the Subsidiaries in excess of (pound)15,000 are signed by at least one A Director and one B Director PROVIDED that this sub-clause (b) shall not apply in respect of any payments to any of the following: the Inland Revenue, H.M. Customs & Excise, any Society Trust Account or Prize Fund Trust Account maintained by the Company, IFT, IFT Management Limited or the principal service provider or to the payment of regular monthly salaries via the Company's pay-roll system;

        (c) the board of directors of the Company determines the general policy of the Company (including all strategies, budgets and guidelines) (subject to the express provisions of this Agreement), including the scope of its respective activities and operations.

8.4.1. Where this Agreement provides that any particular transaction or matter requires the consent, approval or agreement of IFT or the A Shareholders or the B Shareholders (or any of them) such consent approval or agreement may be given subject to such terms and conditions as IFT or such A Shareholders or B Shareholders may impose and any breach of such terms and conditions by any person subject thereto shall ipso facto be deemed to be a breach of the terms of this Agreement.

8.4.2 If the consent approval or agreement of IFT or any A Shareholders or B Shareholders is required under more than one provision of this Agreement for any one transaction or matter then any consent approval or agreement given in relation to that transaction or matter by IFT or any A Shareholders or B Shareholders shall be deemed to cover all consents approvals or agreements required for that transaction or matter unless otherwise specified by IFT or such A Shareholders or B Shareholders.

8.4.3 Where this Agreement provides that any transaction or matter is required to be done at the discretion of IFT or the A Shareholders or B Shareholders (or any of them) then such discretion may be exercised by IFT or such A Shareholders or B Shareholders or on its or their behalf in an absolute and unfettered manner (subject as herein expressly stated).

9.      OPTION

9.1 Notwithstanding any provision to the contrary contained in this Agreement or the Articles if any A or B Shareholder commits or suffers an event of default, the other A and B Shareholders shall be entitled, within 60 days of becoming aware of the occurrence of the event of default, to require the defaulting Shareholder to sell all (but not some only) of the Shares held or beneficially owned by the defaulting Shareholder or its Associates to the other A and B Shareholders for the prescribed price. The option shall be exercised by the other A and B Shareholders or any of them delivering written notice to the defaulting Shareholder stating that the option is exercised. As between the said other Shareholders the option shall be exercisable and the shares held or beneficially owned by the defaulting shareholders shall be allocated (so near as may be) in accordance with the provisions of paragraph 6 of the Articles to the extent that such provisions are consistent with this clause and excluding the C Shareholders from any entitlement.

9.2 If the option is exercised, the defaulting Shareholder shall deliver to the other A and B Shareholders, within 14 days of the date of the prescribed price being agreed or determined under Clause 9.3(c) (a) duly executed transfer(s) of all the Shares held or beneficially owned by it or its Associates in favour of the other A and B Shareholders upon full payment to it in sterling in London of the prescribed price. The Shares which are transferred shall be deemed to be sold by the transferor as beneficial owner with effect from the date of the transfer, free from any lien, charge or encumbrance and with all rights attaching to them as at the date of exercise of the option.

9.3     For the purpose of this Clause:

        (a) an event of default is committed or suffered by an A or B Shareholder if:

                (i) he commits a material breach of his obligations under this Agreement (including without limitation any material breach of any material warranty included in the Warranties) and, in the case of a breach capable of remedy, such breach is not remedied within 90 days of him being given written notice from all or any of the other shareholders requiring him to do so and referring to the consequences arising under this clause of any failure to do so; or

                (ii) a distress, execution, sequestration or other process is levied or enforced upon or sued out against his property which is not discharged within 10 days or he shall be adjudged bankrupt or enter into a formal voluntary arrangement with his creditors;

        (b) any event of default committed or suffered by Norman Feinstein shall be deemed to be an event of default committed or suffered by HGI;

        (c) "the prescribed price" means such sum in respect of the Shares forming the subject matter of the option as may be agreed between the Shareholders within 21 days of the date of the notice exercising the option or (in default of agreement between them) such sum as the specified experts certify to be, in their opinion, the fair value of those Shares as between a willing buyer and a willing seller contracting on arm's length terms, having regard to the fair value of the Business as a going concern as at the date of the notice exercising the option, but without taking into account (if it is the case) that the relevant Shares represent a minority interest in the Company;

        (d) "the specified experts" means such firm of accountants as, on a request by any Shareholder the making of which is promptly notified to the other, is nominated by the President of the Institute of Chartered Accountants in England and Wales.

9.4 The specified experts shall be instructed to determine which of the Shareholders should bear, or in what proportions they should share, the specified experts' costs of certifying the prescribed price. In making their determination, the specified experts shall have regard to the efforts made by each of the Shareholders to agree the prescribed price under this Clause 9.

10.     COUNTERPARTS

        This Agreement may be executed in two or more counterparts, each of which when either delivered personally or transmitted by facsimile shall be deemed to be an original, and which together shall constitute one and the same Agreement. Unless otherwise provided in this Agreement, this Agreement shall become effective and be dated (and each counterpart shall be dated) on the date on which this Agreement (or a counterpart of this Agreement) is signed by the last of the parties to execute this Agreement or, as the case may be, a counterpart thereof.

11.     GENERAL

11.1 None of the Shareholders shall assign or transfer or purport to assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other Shareholders.

11.2 This Agreement shall be binding on and shall enure for the benefit of the respective successors in title of each party to this Agreement.

11.3 The rights of any party hereto shall not be prejudiced or restricted by any indulgence or forbearance extended to any other party and no waiver by any party in respect of any breach shall operate as a waiver in respect of any subsequent breach.

11.4.1. This Agreement together with the agreements referred to herein supersedes any previous agreement between the parties in relation to the matters dealt with herein and represents the entire understanding between the parties in relation thereto.

11.4.2 Save as otherwise expressly provided, no modifications, amendments or waiver of any of the provisions of the Agreement shall be effective unless made in writing specifically referring to this Agreement and duly signed by the parties hereto.

11.5 Notwithstanding the terms of the IFT Agreement all fees of Chaffe Street and Mesirov Gelman and any finders fee payable to Henry Kauftheil in connection with the transactions contemplated by this Agreement shall be payable by the IFT Group (as defined in the IFT Agreement) in the first instance and all fees of Nabarro Nathanson in connection with the transactions contemplated by this Agreement shall be payable by the Warrantors (in proportion to their shareholdings) in the first instance and such fees shall be reimbursed as provided in the IFT Agreement save that such reimbursement shall only be made by payment by the Company of lawful dividends or in such other manner as shall not constitute unlawful financial assistance within the meaning of Section 151 of the Companies Act 1985.

        To the extent that any payments are made by way of dividend, the parties shall take all steps as shall be necessary in relation to the dividend payments to put all parties in the same position (as near as may be) as if such reimbursement by way of dividend had been a payment of Inter Lotto Revenue Share pursuant to Clause 7.1 of the IFT Agreement.

12.     TERMS OF THIS AGREEMENT TO PREVAIL

12.1 As between the parties (other than the Company) in the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's Memorandum and Articles of Association from time to time, to the extent of any such ambiguity or conflict the terms of this Agreement shall prevail and the Shareholders shall cause the Memorandum of Association and Articles of Association of the Company to be amended accordingly.

12.2 As between the parties in the event of any ambiguity or conflict arising between the terms of this Agreement and those of the IFT Agreement, to the extent of any such ambiguity or conflict the terms of this Agreement shall prevail, save in relation to Clause 5 in relation to which the terms of the IFT Agreement shall prevail.

13.     SEVERANCE

13.1 Each provision of this Agreement shall be enforceable independently of all other provisions and its validity, legality or enforceability shall not be affected if any other provision becomes invalid, illegal or unenforceable in any respect under any law.

13.2 If at any time any provision of this Agreement becomes invalid, illegal or unenforceable in any respect by reason that the Company is a party to that provision and that provision purports lawfully to fetter the Company's statutory powers, the provisions of Clause 15 (Unlawful Fetter on the Powers of the Company) shall determine what action shall be taken by the parties to this Agreement (other than the Company).

13.3 In respect of all provisions of this Agreement (but in those cases where the provisions of Clause 14.2 must be complied with, following compliance therewith) if at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law but would be or become valid, legal or enforceable if some part of the provision were deleted or amended, the provision in question shall remain in force with such deletion or with such amendment as may be necessary to make the provision valid, legal and enforceable.

14.     EXERCISE OF POWERS

14.1 Where the parties to this Agreement (other than the Company) are required under this Agreement to exercise their powers in relation to the Company to procure a particular matter or thing, such obligation shall be deemed to include the obligation to exercise their powers both as shareholders and as Directors (where applicable) of the Company to procure such matter or thing.

14.2 In order to discharge their obligations under Clause 14.1 each of the said parties to this Agreement shall join with the other said parties to convene meetings, propose resolutions and vote for resolutions and procure that any Director appointed by it (whether alone or jointly with any other person) shall exercise its votes as a Director to procure such matter or thing referred to in Clause 14.1.

14.3 The parties hereto shall procure as far as each is lawfully able to do so that there shall be a quorum for any general meeting or board meeting of the Company by whomsoever called.

15.     UNLAWFUL FETTER ON THE POWERS OF THE COMPANY

15.1 If and to the extent that any provision of this Agreement to which the Company is a party shall purport unlawfully to fetter the Company's statutory powers the parties to this Agreement (other than the Company) agree that such provision shall be read and construed as though the Company is not a party thereto and that no obligation is imposed upon the Company.

15.2 If any other party or parties to this Agreement other than the Company is a party to such a clause containing such provision, such clause shall continue in full force and effect to the fullest extent possible (but so that such provision shall not bind the Company) and shall in all other respects remain binding upon the said party or parties and the said party or parties in accordance with the provisions of Clause 14 shall procure the Company to do and perform all the obligations imposed on it and which it had undertaken to do or perform.

15.3 If the only party to such a clause containing such a provision is the Company the other party or parties to this Agreement (other than the Company) in accordance with the provisions of Clause 14 shall procure the Company to do and perform all the obligations imposed on it and which it had undertaken to do or perform.

16.     NO PARTNERSHIP

16.1 Nothing in this Agreement shall be deemed to constitute a partnership between the parties nor constitute any party the agent of any other party for any purpose.

16.2 No party shall (save as expressly provided herein) have any authority to bind any other party in any way.

16.3 The Shareholders will account separately to the relevant taxation authorities for the taxation of their respective proportions of the dividends of and/or payments by the Company and will bear no liability whatsoever for taxation in respect of the portion of the dividends of and/or payments by the Company attributable to the other Shareholders.

17.     NOTICES

17.1 Any notice given under this Agreement shall either be delivered personally or sent by first class recorded delivery post (air mail if overseas) or telex, facsimile transmission or comparable means of communication. The address for service of each party shall be (in the case of an individual) the address set out at the head of this Agreement or at such other address within the United Kingdom for service previously notified to the other parties or (in the case of IFT) Interactive Flight Technologies, Inc., Office of the Chairman, 1811 Chestnut Street, Suite 120, Philadelphia, PA 19103, USA or such other address for service previously notified to the other parties or (in the case of any other company) its registered office for the time being. A notice shall be deemed to have been served as follows:

17.1.1   if personally delivered, at the time of delivery;

17.1.2 if posted, at the expiration of 48 hours or (in the case of air mail) seven days after the envelope containing the same was delivered into the custody of the postal authorities; and

17.1.3 if sent by facsimile transmission or comparable means of communication, at the time of transmission (if the notice is sent before 5.00 p.m. on a Business Day) otherwise at 9.00 a.m. on the next following Business Day.

17.2 In proving such service (without prejudice to any other means of proof) it shall be sufficient to prove that personal delivery was made, or that the envelope containing such notice was properly addressed and delivered into the custody of the postal authority of the country of despatch as a prepaid first class recorded delivery or air mail letter (as appropriate) or that in relation to a facsimile transmission or other comparable means of communication, that a confirming copy thereof was personally delivered or sent by first class recorded delivery or air mail letter (as appropriate) within 24 hours after transmission.

17.3 The address for service of any notice to be served on the Directors from time to time pursuant to this Agreement shall be the address stated in the Companies form notifying their appointment as Directors, or such other address notified in writing by the Directors to the Company.

18.     compliance with the terms of the settlement agreement

        Notwithstanding any other provision of this Agreement the Shareholders shall cause such amendments (if any) to be made to the terms of this Agreement and/or the Memorandum and/or Articles of Association of the Company from time to time as IFT shall determine to be necessary to ensure that the Company is not in breach of the terms of the Settlement Agreement and IFT is irrevocably authorised to appoint any person in the name of any Shareholders and on his/its behalf to sign any document and to do all other things requisite to give effect to such amendments.

19.     FURTHER ASSURANCE

        Each of the parties shall co-operate with the others and execute and deliver to the other such other instruments or documents and take such other actions as may be reasonably requested from time to time in order to carry out, evidence and confirm their rights and intended purpose of this Agreement.

20.     DURATION

        This Agreement shall continue in full force and effect until the first to occur of the following dates:

        (a) the date on which the Shareholders cease to be beneficially entitled in aggregate to 51 per cent or more of the equity share capital of the Company or otherwise cease between them to control (as defined by Section 839/840 of the Taxes Act) the affairs of the Company; or

        (b)     the date of commencement of the Company's winding-up;

        Provided that the terms of this Agreement shall nevertheless continue to bind the parties hereto thereafter to such extent and for so long as may be necessary to give effect to the rights and obligations embodied herein.

21.     APPLICABLE LAW

        This Agreement shall be governed by and construed in accordance with English law and each of the parties submits to the non-exclusive jurisdiction of the Supreme Court of Judicature of England in relation to any claim, dispute or difference which may arise in relation to the Agreement.

IN WITNESS whereof this Deed has been duly executed and delivered the day and year first above written.

                                   SCHEDULE 1

                              Current Shareholdings

Name of Shareholder               Number of Ordinary Shares   Number of Deferred Shares
-------------------               -------------------------   -------------------------
HGI                                       6,695

The Right Hon. Lord Mancroft              1,103

Gary S. Redish                              276

Sir David Trippier                           66

Viscount Strathallan                         66

Roy Fisher                                1,103

Douglas Smith                               691

Crown Leisure Sales Limited               3,793                           6,207
                                        ========                          ======

                                         13,793                           6,207
                                        ========                         ======




                                Current Directors

Lord Mancroft

Norman A. Feinstein (alternate G. Redish)

Roy Fisher

Michael Gemson

Paul Roden

                                   SCHEDULE 2

                                   Warranties

(1)     The Company

        (a)     The Company:

                (i)     has no subsidiaries;

                (ii) has not passed any elective resolution (within the meaning of Section 379A of the Companies Act 1985);

                (iii) is validly incorporated under the laws of England and entitled to do business wherever necessary.

        (b) The persons listed as such in the First Schedule are the only directors and the only shareholders of the Company and their shareholdings are as set out in the First Schedule all of which shares are fully paid up.

        (c) There are no options or agreements outstanding which call for the issue of or accord to any person or company the right to call for the issue of any shares in the capital of the Company and the authorised share capital of the Company immediately following completion of this Agreement will be (pound)1,000.

        (d) The entering into this Agreement by the Company has been decided on by the directors of the Company.

        (e) There is annexed to this Agreement a true copy of the Memorandum and Articles of Association of the Company together with a copy of every such resolution or agreement as is referred to in
                Section 380 of the Companies Act 1985.

        (f) No administrator, administrative receiver, receiver, manager or receiver and manager has been appointed of the whole or any part of the assets or undertaking of the Company and no such appointment has been threatened.

        (g) No order has been made or petition presented or threatened or resolution passed for the winding up of the Company or for an administrator to be appointed in respect of the Company.

        (h) All returns, particulars and other documents required to be filed with the Registrar of Companies in respect of the Company have been properly filed.

(2)     Information

        All written information furnished by the Warrantors (or any of them) to IFT or its Associates or their respective advisers (or any of them) in connection with the negotiation of the investment by and involvement of IFT or its Associates (or any of them) in the Company and in particular but without limitation each of the Business Plan Documents:

        (i) insofar as it constitutes statements of facts was when given and remains true and accurate in all material respects; and

        (ii) insofar as it constitutes forecasts opinions and estimates was when given and remains bona fide and based on reasonable and proper bases and assumptions;

        and there is no information known to the Warrantors which has not been disclosed to IFT in writing which would make any such information or any of the Business Plan Documents untrue inaccurate or misleading.

(3)     Share Capital and Company Information

        The facts and information contained in the First Schedule and the Recitals to this Agreement in relation to the Company are true and accurate in all respects; and none of the share capital of the Company is under mortgage or charge and no dividends or other rights or benefits have been declared made or paid or agreed to be declared made or paid.

(4)     Accounts and Management Accounts

        (a) The Accounts give a true and fair view of the state of affairs of the Company as at the Balance Sheet Date and of the profits of the Company for the period of twelve months ended on the Balance Sheet Date.

        (b) The Management Accounts give a true and fair view of the state of affairs of the Company as at 31st January 1999 and of the profits of the Company for the period from 1st September 1997 to 31st January 1999.

(5) The Accounts comply with all relevant statutory requirements and with all statements of standard accounting practice and generally accepted accounting principles current at the Balance Sheet Date.

(6) To the best of the Warrantors' knowledge the assets of the Company at the Balance Sheet Date are not overstated nor are any liabilities understated in the Accounts.

(7) To the best of the Warrantors' knowledge full disclosure has been made in the Accounts of all known or foreseeable liabilities of the Company whether actual or contingent including provisions and reserves for taxation on profits earned up to the Balance Sheet Date and of all encumbrances and onerous commitments in existence or contemplation.

(8) The Accounts were prepared on a basis consistent with that on which accounts were prepared for the Company in respect of the two previous financial periods save as stated in the notes to the Accounts.

(9) The assets of the Company referred to in the Accounts and any additions made since the Balance Sheet Date and all other assets used or employed by the Company are the absolute property of the Company free from any mortgage charge lien equity or other encumbrance whatsoever and all such assets are in the possession or under the control of the Company.

(10)    Position since the Balance Sheet Date

        Since the Balance Sheet Date

        (a) the business of the Company has been continued in a proper manner in the ordinary course and there has been no adverse change in the financial or trading position or in the prospects of the Company;

        (b) there has been no material reduction in the value of the net assets of the Company on the basis of the valuations adopted in the Accounts;

        (c) no dividend or other distribution (within the meaning of Section 233 or 234 of ICTA 1970) has been declared paid or made by the Company;

        (d) the Company has not entered into any arrangement which is outside the ordinary and normal course of its business;

        (e)     there has been no extraordinary profit or loss.

(11)    Intellectual Property

        Except for the trade marks and other matter listed in the Fifth Schedule the Company does not own use or require to use any trade marks, copyright, letters patent, registered designs, confidential know how or business names in connection with the carrying on of the Business.

(12) Immediately prior to the execution of this Agreement the Company had all licences authorisations and consents required for the carrying on of the Business (including without limitation a full and valid certificate to manage a society's lottery or a local lottery issued in pursuance of the Lotteries and Amusements Act 1976 (as amended) ("the Lottery Manager's Certificate")) and to the best of the Warrantors' knowledge there are no factors which might in any way prejudice the continuance or renewal thereof.

(13)    Insurance

        (a) Immediately following the date hereof there will be valid insurances in respect of the assets of the Company of an insurable nature and the business of the Company to the full replacement value thereof against all risks normally insured against by other companies with similar assets or carrying on similar business and nothing has been done or omitted to be done which would or might make such insurances void or voidable.

        (b) The Schedule of Insurance enclosed with the Disclosure Letter is true and accurate and gives details of all current insurances.

(14)    Confidential Information

        The Warrantors have not at any time disclosed or undertaken to disclose to any party other than IFT and its advisers any secret or confidential information relating to the Business which could adversely affect the Company or its prospects.

(15) There are no agreements or arrangements in existence which restrict the activities of the Company in any part of the world or which have or should have been registered or notified under or which infringe the Restrictive Trade Practices Act 1976, the Monopolies and Mergers Acts 1965, the Fair Trading Act 1973, the Competition Act 1980, Articles 85 or 86 of the Treaty of Rome or any other anti-trust or anti-cartel legislation.

(16)    Litigation

        No litigation arbitration prosecution or other proceedings are outstanding or are pending or threatened in respect of the Company or of its assets and no governmental or official investigation or inquiry concerning the Company is in progress or pending and there are no circumstances likely to give rise to any such proceedings investigations or inquiry.

(17)    Employees

        (a) The Disclosure Letter contains accurate and complete details of the identities, dates of appointment to office or commencement of continuous employment, emoluments, notice periods and other terms of employment of each officer and employee of the Company including, without limitation, share option, share incentive, profit sharing, commission and discretionary bonus arrangements and other benefits provided by custom or practice of all employees of the Company whose employment cannot be terminated by three months notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or compensation for unfair or constructive dismissal).

        (b) The Company has in relation to each of its employees paid all income tax due and payable under the PAYE System and payments due and payable in respect of national insurance contributions (including employer's contributions).

(18)    Material Commitments Liabilities and Trading Practices

        (a)     The Company does not have outstanding:

                (i) any contract transaction commitment (whether in respect of capital expenditure or otherwise) liability or obligation of whatsoever nature which is either long term (that is to say not capable of complete performance within six months from the date hereof) or involves or is likely to involve an obligation of an onerous or material nature or magnitude including a capital commitment (that is to say involving a capital commitment in excess of (pound)50,000 in aggregate);

                (ii) any agreement or arrangement of a material nature or magnitude with any other party which will or may be terminated or materially affected as a result of making this Agreement;

                (iii) any sale or purchase option or similar agreement or arrangements affecting any assets owned or used by the Company.

        (b) There is no default under any legally binding agreement to which Company is a party which will have a material adverse effect on the financial or trading position or prospects of the Company.

        (c) There are no authorities by which any person may enter into any commitment to do any act on behalf of the Company other than authorities to officers and employees to enter into routine contracts in the normal course of their duties.

        (d) All agreements or arrangements between the Company on the one hand and any of its directors or shareholders or any person or company connected with any of them on the other hand have been disclosed in writing to IFT.

(19)    Properties

        (A)     Title to the Property

                The particulars of the Property shown in the Fourth Schedule hereto are true and correct and the Company has good and marketable title to and exclusive occupation of the Property free from any lien, charge or encumbrance, sub-lease, tenancy or right of occupation, reservation, easement, quasi-easement, covenant, condition, agreement, declaration or privilege in favour of any third party which is or is likely to be detrimental to the carrying on of the Business of the Company in its usual and normal course and there are appurtenant to the Property all rights and easement necessary for its use and enjoyment and the Company has no other interest in land and does not own or occupy any other property.

        (B)     Matters affecting the Property

                (a) The Property is not affected by any of the following matters nor is the Property likely to become so affected:

                        (i) any outstanding dispute, notice or complaint or any exception, reservation, right, covenant, restriction or condition which is of an unusual nature or which affects or might in the future affect the use of the Property for the purpose for which it is now used or which affects or might in the future affect the value of the Property; or

                        (ii) any notice, order, demand, requirement or proposal made or issued by or on behalf of any government or statutory authority, department or body for acquisition, clearance, demolition or closing, the carrying out of any work upon any building, the modification of any planning permission, or the continuance of any use or the imposition of any building or improvement line; or

                        (iii) any compensation received as a result of any refusal of any application for planning consent or the imposition of any restrictions in relation to any planning consent; or

                        (iv) any commutation or agreement for the commutation of rent or payment of rent in advance of the due dates of payment thereof;

                (b) There are no development works, redevelopment works or fitting out works outstanding in respect of the Property.

                (c) All restrictions conditions and covenants (including any imposed by or pursuant to any lease) affecting the Property have been observed and performed and no notice of any breach of any of the same has been received or is likely to be received.

                (d) The use and occupation of the Property and all machinery and equipment therein and the conduct of any business therein complies in all respects with all relevant statutes and regulations including without prejudice to the generality of the foregoing the Factories Act 1961, the Office Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work etc, Act 1974 and with all rules regulations and delegated legislation thereunder and all; necessary licences and consents required thereunder have been obtained.

                (e) There are no restrictive covenants or provisions, legislation or orders, charges, restrictions, agreements, conditions or other matters which preclude the use of the Property for the purposes for which the Property is now used and such user is the permitted user under the provisions of the Town & Country Planning Acts 1971 to 1974 and regulations made thereunder and is in accordance with the requirements of the Local Authority and all restrictions, conditions and covenants imposed by or pursuant to the Town & Country Planning Acts have been observed and performed and no agreements have been entered into under s.52 of the Town and Country Planning Act 1971 in respect of the Property.

        (C)     Properties previously owned

                The Company has no existing or contingent liabilities in respect of any properties previously occupied by it or in which it owned or held any interest, including, without limitation, leasehold premises assigned or otherwise disposed of.

(20)    Conduct of Business

        To the best of the Warrantors' knowledge, the Company has conducted its business in accordance with all applicable laws and regulations (including without limitation the Lotteries and Amusements Act 1976 (as amended) and all other laws and regulations relating to betting, gaming, lotteries or amusements) and all necessary licences consents and permits have been obtained to enable the Company to carry on its business. No written notices have been received by the Company to the contrary.

(21)    VAT

        All amounts due to be paid to H.M. Customs & Excise by the Company prior to the date hereof will have been paid and at the date hereof no dispute exists between the Company and H.M. Customs & Excise.

(22)    Taxation

        (a) All Taxation for which the Company is liable as a result of any act or omission by the Company prior to the date hereof will if and so far as such Taxation ought to be paid prior to the date hereof have been paid at or before the date hereof and the Company is under no liability to pay any fine penalty surcharge or interest in connection with any claim for Taxation.

        (b) No provision or reserve has or ought to have been made in the Accounts for Taxation liable to be assessed on the Company or for which it is accountable in respect of income, profits or gains earned, accrued or received on or before the Balance Sheet Date or any act, omission, transaction or event on or before the Balance Sheet Date including distributions made down to the Balance Sheet Date or provided for in the Accounts and no provision has or ought to have been made in the Accounts for deferred Taxation in accordance with generally accepted accounting principles.

        (c) The Company has properly and punctually made all returns and provided all information required for Taxation purposes and none of such returns is disputed by the Inland Revenue or any other authority concerned (in the United Kingdom or elsewhere).

        (d) All payments by the Company to any person which ought to have been made under deduction of tax have been so made and the Company has (if required by law to do so) accounted to the Inland Revenue for the tax so deducted.

        (e) To the best of the Warrantors' knowledge, the Company is not (otherwise than in the ordinary and proper course of the Company's business) liable to Taxation in respect of any transaction effected by the Company since the Balance Sheet Date.

(23)    Pensions

        No agreement or arrangement exists for the provision by the Company of any relevant benefits (as defined in s.612(1) of the Taxes Act with the omission of the exception in that definition) for any officer or employee or former officer or employee of the Company or for any dependent of any such person.

(24)    Debts

        (a) Any debts owed to the Company at the Balance Sheet Date will realise their full face value and be good and collectable in the ordinary course of business and no amount included in the Accounts as owing to the Company at the Balance Sheet Date has been released for an amount less than the value at which it was included in the Accounts or is now regarded by the Warrantors as irrecoverable in whole or in part.

        (b) The Company has not factored or discounted its debts or agreed to do so.

        (c) All debts owed to the Company at completion are good and collectable in the ordinary course of business.

(25)    Liabilities

        (a) Other than as contained in the Accounts or the Management Accounts or as disclosed in the Disclosure Letter the Company does not have any known or foreseeable liability whatsoever whether actual or contingent to all or any of MMK, MMKUK, MMK Guernsey Limited, Greene King Brewing & Retailing Limited, Mansfield Breweries, The Wolverhampton & Dudley Breweries plc, Pubmaster Limited, Corporate Catering Company Limited, On Line Broadcasting Limited, Freud Communications Limited, Luther Pendragon and Nabarro Nathanson.

        (b) Without prejudice to sub-paragraph 25(a), the aggregate amount of all known or foreseeable liabilities of the Company whatsoever whether actual or contingent does not exceed a total of (pound)850,000.

(26)    Ownership and Condition of Assets

        (a) All assets included in the Accounts (save for real property) and all assets acquired since the Balance Sheet Date (except for current assets subsequently disposed of or applied in the ordinary and normal course of business):

                (i)     are legally and beneficially owned by the Company; and

                (ii) have been in the possession of or under the control of it at all material times.

        (b) None of the undertaking or assets of any of the Company are the subject of any mortgage, charge, pledge, lien, option, pre-emption right, encumbrance, equity or other third party claim or right or of any outstanding agreement or commitment to give or create any of the foregoing.

        (c) None of the assets of any of the Company have been acquired on terms that property in it is not to pass until full payment is made or other indebtedness discharged except for retention of title clauses arising in the ordinary course of business.

        (d) No circumstance has arisen in relation to any asset held under any hire purchase agreement or a similar agreement whereby the amounts payable by the Company under the hire purchase agreement have been or are likely to be increased.

        (e) Each material item of plant, machinery vehicles and other equipment used by the Company is:

                (i) in good repair and condition and has been properly serviced and maintained in all material respects;

                (ii) capable of doing the work for which it was designed or acquired during the period in which it is written down to nil in the accounts of the Company;

                in each case having regard to its age, the use to which it is put, and fair wear and tear excepted.

        (f) all of the plant, machinery, vehicles and other equipment used by the Company materially complies with appropriate safety regulations.

(27)    Judgments and Court Orders

        There is no unfulfilled or unsatisfied judgment or court order outstanding against the Company.

(28) The Warrantors have disclosed in writing to IFT all material information relating to the terms and conditions of any former or existing employment of the directors of the Company (other than the B Directors) and any resignation or proposed resignation of any such directors of the Company from any such employment has been or shall be conducted in strict compliance with the provisions of any contract of employment or agreement regulating such employment and there are no claims which may arise from such earlier employment.

(29) None of the Warrantors has wrongfully made use of or exploited or proposes to make use of or exploit in the business of the Company any trade secret or other intellectual property which an existing or former employer of any of the Directors is legally entitled to protect and none of the Warrantors has engaged in any business or activity or proposes to engage in any business or activity in competition with the business of any such employer which such employer was legally entitled to protect.

(30) The Disclosure Letter is true and accurate in all material respects and fairly presented and nothing is omitted therefrom which renders the same misleading.

(31) There are no companies or other businesses in which the Warrantors or any of them have any interest of any nature whether directly or indirectly.

                                   SCHEDULE 3

                                     Part 1

                     Matters Requiring Shareholders Consent

(1) The entering into of any guarantee or indemnity or standing surety for any obligations of any third party.

(2) The acquisition of or making any investment in another company or business or incorporating or acquiring or forming any subsidiary or entering into any partnership, joint venture or other risk sharing arrangement.

(3) The sale transfer or other disposal of or cessation in any way to exercise control over (whether by one transaction or a series of transactions and whether at one time or over a period of time) the whole or any material part of its undertaking or assets.

(4) The making of any alterations to the nature of its business as would constitute an alteration to the business of the Company and its subsidiaries taken as a whole being carried on at the time of such alteration.

(5) The payment of any remuneration or expenses to any person other than as proper remuneration for work or services provided or as proper reimbursement for expenses incurred in connection with its business.

(6) The sale transfer assignment or other disposal of or cessation in any way to exercise direct control over any part of its interest in any share capital mortgage charge debt or other obligation of any subsidiary except to or in favour of another subsidiary.

(7) The alteration of the Memorandum or Articles of Association of the Company or any of its subsidiaries and in particular but without limitation any variation to the authorised or issued share capital of the Company or any Subsidiary.

(8) The offer or grant of any option over or the sale of the whole or any part of the share capital of the Company or any Subsidiary whether issued or unissued.

(9) The forming, entering into, termination or withdrawal from any partnership consortium or any other unincorporated association carrying on a trade or business or any other similar arrangement whether or not with a view to profit.

(10) The creation allotment or issue of any shares or securities of the Company or any Subsidiary or the grant of any right to require the allotment or issue of any such shares or securities (other than the creation allotment or issue or the grant of any right to require the allotment or issue of any shares or securities pursuant to this Agreement or the Settlement Agreement made on 15th January 1999 between the Company, MMK Europe Limited and MMK UK Limited).

(11) Any increase, reduction, repayment, redemption, sub-division, consolidation or other variation of the authorised or issued share capital of the Company or any Subsidiary (including early redemption of any of the preference share capital of the Company or any

        Subsidiary) or the rights attaching thereto or any reduction in the amount, if any, standing to the credit of the share premium account or capital redemption reserve.

(12) The evolution, expansion or development of the business of the Company or any Subsidiary (whether conducted as part of or in connection with the business of the Company or any Subsidiary or ancillary to it) otherwise than through the Company or a wholly-owned subsidiary of the Company.

(13) The creation of any fixed or floating charge, lien (other than a lien arising by operation of law) or other encumbrance over the whole or any part of the undertaking, property or assets of the Company or any Subsidiary, except for the purpose of securing indebtedness to its bankers for sums borrowed in the ordinary and proper course of the Business.

                                     Part 2

                        Matters Requiring Board Approval

(1) The incurring of any liability of a capital nature over any capital expenditure plan approved from time to time by IFT (and so that for the purposes of this paragraph (1) the expression "liability of a capital nature" shall include the capital value of all items purchased or leased on hire purchase, lease purchase, lease agreements and any other form of credit sale or asset financing agreement).

(2) The entering into of any transaction or contract otherwise than on arm's length terms and in the ordinary course of business of the Company and its subsidiaries.

(3) The entering into or varying of any transaction or agreement with or for the benefit of any director from time to time of the Company or any of its subsidiaries or any Associate of such a director save as contemplated by this Agreement.

(4) The commencement by the Company or any Subsidiary of any legal or arbitration proceedings save for legal proceedings for the recovery of debts.

(5) The loan of any money to any person (otherwise than by way of deposit with a bank or other institution the normal business of which includes the acceptance of deposits) or the granting of any credit to any person other than in the ordinary course of business.

(6) The making of any change in the appointment of its auditors from BDO Stoy Hayward or changing the accounting reference date of the Company or any subsidiary from 31st August.

(7) The entering into or varying of any contract or arrangement (whether legally binding or not) with any director from time to time of the Company or any of its subsidiaries or with any Associate of any such director.

(8) The entering into of any lease licence tenancy or similar obligation relating to land or buildings.

(9) The employment of any person (whether under a contract of service or for services) or the grant of any increase in the remuneration of any employee whereby such person's aggregate emoluments (including without limitation all salaries, bonuses and benefits in kind (the cost of which shall be calculated by reference to the actual annual cost thereof to the Company and/or its subsidiaries as the case may be but disregarding any corresponding reduction to liability to Taxation which arises to the Company or any Subsidiary in relation thereto)) and pension benefits will or may exceed the sum of (pound)30,000 in any year or whereby any budgeted expenditure approved from time to time by IFT may be exceeded.

(10) The employment by the Company or any Subsidiary of any person who is a relative or an Associate of any Director of the Company or any Subsidiary or the increase in the remuneration of any such person.

(11) The granting by the Company or any Subsidiary of an increase in the remuneration of any director or the payment of any fee or bonus or commission to any director or any Associate of any director.

(12) The making of any change in the appointment of the bankers of the Company or any Subsidiary.

(13) Any variation to or amendment of or any time or indulgence granted by the Company under the IFT Agreement.

                                   SCHEDULE 4

                                  The Property

First floor premises at Chichester House, Kennington Park, London SW9 comprised in a Lease dated 19 April 1995 made between Brixton Estate Plc (1) and Inter Lotto (UK) Limited (3036871).

                                   SCHEDULE 5

                              Intellectual Property

        TRADE MARK REGISTRATIONS IN THE NAME OF INTER LOTTO (UK) LIMITED

                                 19TH APRIL 1999

                                                                              Application
Country           Mark                    Classes              Filing Date       Number
-------           ----                    -------              -----------    ------------
UK          Pronto!                      16,  18,  20, 21,     11.7.1997       2138823 A
                                         26, 28, 36
            Pronto

UK          Pronto!                      16,  18,  20, 21,     23.10.1997      2148852
                                         25,  26,  28, 36,
            The  Lively  Lottery  (&     38, 41 and 42
            Shooting Stars Device)





            Registration      Registration
Country       Date              Number               Status
-------     -------------     ------------           ------
UK          11.7.1997           2138823 A            Registered   -  renewal  due
                                                     11.7.2007


UK          11.9.1998           2148852              Registered   -  renewal  due
                                                     23.10.2007


                               IN THE AGREED FORM

1.      Notice of Meeting.

2.      Board Minutes.

3.      Articles of Association.

4.      IFT Agreement.

5.      Service Agreements.

EXECUTED AND DELIVERED as a Deed   )
by NORMAN A. FEINSTEIN in the      )
presence of:                       )



EXECUTED AND DELIVERED as a Deed   )
by THE RIGHT HON. THE LORD         )
MANCROFT in the presence of:       )



EXECUTED AND DELIVERED as a Deed   )
by GARY S. REDISH                  )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by SIR DAVID TRIPPIER              )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by VISCOUNT STRATHALLAN            )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by ROY FISHER                      )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by DOUGLAS SMITH                   )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by IRWIN GROSS                     )
in the presence of:                )

EXECUTED AND DELIVERED as a Deed   )
by JAMES FOX                       )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by CHARLES CONDY                   )
in the presence of:                )



EXECUTED AND DELIVERED as a Deed   )
by HGI HOUSE & GENERAL INVESTMENT  )
FOUNDATION acting by:              )



EXECUTED AND DELIVERED as a Deed   )
by IFT HOLDINGS LIMITED            )
acting by:                         )



EXECUTED AND DELIVERED as a Deed   )
by INTER LOTTO (UK) LIMITED        )
acting by:                         )